Exhibit 5.1

EATON & VAN WINKLE LLP
3 Park Avenue
16th Floor
New York, NY 10016

August 4, 2014

Source Financial. Inc.
Level 6/97 Pacific Highway
North Sydney NSW 2060 Australia

Re:          Form S-1/A Registration Statement

Ladies and Gentlemen:

We have acted as counsel to Source Financial, Inc., a Delaware corporation (the “Company”), in connection with the Company’s registration statement on Form S-1/A filed with the Securities and Exchange Commission (the “Commission”) on August 4, 2014 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”).  The Registration Statement relates to the registration of the offer and sale of (i) up to 4,692,000 shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), including up to 600,000 shares of Common Stock that may be offered and sold by the Company to cover over-allotments and up to 92,000 shares of Common Stock upon the exercise of warrants to be issued to the underwriter (the “Underwriter’s Warrant”) in accordance with the terms of the underwriting agreement, pursuant to the Registration Statement (together, the “ Shares”), and (ii) the Underwriter’s Warrant.

This opinion letter is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K promulgated under the Securities Act.

In rendering the opinion set forth below, we examined and relied upon such certificates, corporate records, agreements, instruments and other documents, and examined such matters of law, that we considered necessary or appropriate as a basis for the opinion. In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such latter documents.  As to any facts material to the opinion expressed herein that we did not independently establish or verify, we have relied upon oral or written statements and representations of officers and other representatives of the Company and others.

Based upon the foregoing and subject to the assumptions, qualifications and limitations set forth herein, we are of the opinion that:

1.
The Shares have been duly authorized and, when the Shares are delivered to the underwriters against payment of the agreed consideration therefor in accordance with the underwriting agreement, the Shares will be validly issued, fully paid and non-assessable.

2.
The Underwriter’s Warrant has been duly authorized by the Company and, when duly executed and delivered by the Company, the Underwriter’s Warrant will be the valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

The opinion expressed above with respect to the Underwriter’s Warrant is subject to (i) the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally (including without limitation all laws relating to fraudulent transfers), and (ii)  and the effect of general principles of equity, including without limitation concepts of materiality, reasonableness, good faith and fair dealing (regardless of whether considered in a proceeding in equity or at law).

We express no opinion with respect to the enforceability of indemnification provisions, or of release or exculpation provisions, contained in the underwriting agreement and the Underwriter’s Warrant to the extent that enforcement thereof is contrary to public policy regarding the indemnification against or release or exculpation of criminal violations, intentional harm, violations of securities laws or acts of gross negligence or willful misconduct.

The opinion expressed herein is based upon and limited to the General Corporation Law of the State of Delaware, including the statutory provisions, the applicable provisions of the Delaware Constitution and reported judicial decisions interpreting the foregoing, and the laws of the State of New York and the United States of America.  We express no opinion herein as to any other laws, statutes, regulations or ordinances.

We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement and to the reference to our firm under the caption “Legal Matters” in the prospectus included in the Registration Statement.  In giving such consent, we do not thereby admit that we are experts within the meaning of the Securities Act or the rules and regulations of the Commission.

Very truly yours,

/s/ Eaton and Van Winkle LLP
Eaton and Van Winkle LLP